Exhibit 10.6

COLLATERAL ASSIGNMENT OF TRADEMARKS

THIS COLLATERAL ASSIGNMENT OF TRADEMARKS (this “Assignment”) is made and entered into as of November 14, 2008, by DYADIC INTERNATIONAL (USA), INC., a Florida corporation (“Assignor”), in favor of MARK A. EMALFARB TRUST, under agreement dated October 1, 1987, as amended (the “MAE Trust”), FRANCISCO TRUST, under agreement dated February 28, 1998, and MARK A. EMALFARB, individually (collectively, the “Assignee”).

RECITALS

A.           Assignor, Dyadic International, Inc. and Assignee are parties to that certain Loan and Security Agreement (the “Loan Agreement”) dated as of even date herewith, relating to certain obligations of Assignor as more particularly described in the Loan Agreement (the “Secured Obligations”).   Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

B.           The Secured Obligations include but are not limited to a certain Amended and Restated Note (the “Note”) in favor of Assignee of even date herewith in the amount of the Loan.  Payment of the Note and other Secured Obligations are secured by, among other things, a security interest in all trademarks owned by Assignor as more particularly described on Exhibit A attached hereto and made a part hereof (the “Trademarks”).

C.           The execution and delivery of this Assignment is a condition precedent to the performance by Assignee of its obligations under the Loan Agreement.

AGREEMENTS

NOW, THEREFORE, in consideration of the recitals set forth above and incorporated herein, and for other good and valuable consideration, Assignor agrees as follows:

1. Assignor hereby collaterally grants, transfers and assigns to Assignee all the right, title and interest of Assignor now or hereafter acquired in and to the Trademarks.  In connection therewith, Assignor hereby agrees to execute and deliver to Assignee from time to time any and all written notices memorializing Assignor’s assignment of the Trademarks hereunder as may be required under applicable law) as necessary to perfect Assignee’s rights in and to the Trademarks hereunder, including, without limitation any and all filings required by the United States Patent and Trademark Office.

2. This Assignment is given for the purpose of securing the payment of all Secured Obligations, including, but not limited to the payment of principal, interest and other sums due under the Note, and any extensions, modifications, amendments and renewals thereof, and the performance and discharge of the obligations, covenants, conditions, and agreements of Assignor contained herein and in the Loan Documents.

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3. Assignor agrees:

(a) To diligently prosecute and defend Assignor’s right, title and interest in and to the Trademarks and to execute all oaths, declarations and other documents necessary or desirable for prosecuting said Trademarks, for use in interference proceedings involving the Trademarks or for use in opposition proceedings involving the Trademarks.

(b) To execute and deliver to MAE Trust, for the benefit of Assignee pursuant to the terms of the Loan Agreement, one or more Assignments of Trademarks duly executed in blank in the form attached hereto as Exhibit B (“Blank Assignment”). Upon Assignor’s satisfaction of all of the Secured Obligations in full, Assignee agrees to deliver the Blank Assignments to Assignor.

(c) That the occurrence of any of the following shall constitute an event of default (“Event of Default”) hereunder:

(i) Failure of Assignor for a period of ten (10) days after written notice from Assignee, to observe or perform any covenant or condition contained in this Assignment; provided that if any such failure is susceptible of cure and cannot reasonably be cured within said ten (10) day period, then Assignor shall have an additional twenty (20) day period to cure such failure and no Event of Default shall be deemed to exist hereunder so long as Assignor commences such cure within the initial ten (10) day period and diligently and in good faith pursues such cure to completion within such resulting thirty (30) day period from the date of Assignee’s notice;

(ii) Any representation or warranty made by Assignor herein which is not true and correct in any material respect as of the date hereof; and

(iii) An event of default by Assignor under the Loan Agreement or any of the other Loan Documents, which shall not be cured within any applicable grace period.

(d) Upon the occurrence of any Event of Default hereunder, Assignee shall have all rights granted to Assignee under the Loan Documents,

(e) Assignor hereby irrevocably appoints Assignee as its attorney in fact, which appointment is coupled with an interest, to as Assignor’s true and lawful proxy and attorney-in-fact (and agent-in-fact) in the Assignor's name, place and stead, with full power of substitution, to (i) take such actions as are permitted in this Assignment, (ii) execute such financing statements and other documents and to do such other acts as Assignee may require to perfect and preserve the Assignee’s security interest in, and to enforce such interests in the Trademarks, and (iii) carry out any remedy provided for in this Assignment, including the endorsement of the Blank Assignments and the filing of such Assignment with the United States Patent and Trademark Office as necessary to cause the assignment of the Trademarks to Assignee. Assignor hereby acknowledges that the constitution and appointment of such proxy and attorney-in-fact are coupled with an interest and are irrevocable.  Assignor hereby ratifies and confirms all that such attorney-in-fact may do or cause to be done by virtue of any provision of this Assignment.

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(f) That this Assignment shall be assignable by Assignee to any assignee of Assignee under the Loan Agreement and all representations, warranties, covenants, powers and rights herein contained shall be binding upon, and shall inure to the benefit of, Assignor and Assignee and their respective legal representatives, successors and assigns.

4. Assignor further hereby covenants and represents to Assignee that (a) Assignor has not previously assigned, sold, pledged, transferred, mortgaged, hypothecated or otherwise encumbered the Trademarks or any of them, or its right, title and interest therein, (b) Assignor shall not assign, sell, pledge, transfer, mortgage, hypothecate or otherwise encumber its interests in the Trademarks or any of them, and (c) Assignor has not performed any act which might prevent Assignor from performing its undertakings hereunder or which might prevent Assignee from operating under or enforcing any of the terms and conditions hereof or which would limit Assignee in such operation or enforcement.

5. All notices, demands or documents which are required or permitted to be given or served hereunder shall be in writing and shall be deemed sufficiently given when delivered or mailed in the manner set forth in the Loan Agreement.

6. Any provision in the Loan Agreement that pertains to this Assignment shall be deemed to be incorporated herein as if such provision were fully set forth in this Assignment.  In the event of any conflict between the terms of this Assignment and the terms of the Loan Agreement, the terms of the Loan Agreement shall prevail.  A provision in this Assignment shall not be deemed to be inconsistent with the Loan Agreement by reason of the fact that no provision in the Loan Agreement covers such provision in this Assignment.

7. This Assignment is made for collateral purposes only and the duties and obligations of Assignor under this Assignment shall terminate when all sums due Assignee under the Loan Documents are paid in full and all obligations, covenants, conditions and agreements of Assignor contained in the Loan Documents are performed and discharged.

8. This assignment shall be governed by, and construed in accordance with, the laws of the State of Florida.

9. It is expressly intended, understood and agreed that this Assignment and the other Loan Documents are made and entered into for the sole protection and benefit of Assignor, and Assignee, and their respective successors and assigns (but in the case of assigns of Assignor, only to the extent permitted hereunder); that no other person or persons shall have any right at any time to action hereon.

10. Assignor and Assignee intend and believe that each provision in this Assignment comports with all applicable local, state or federal laws and judicial decisions.  However, if any provision or provisions, or if any portion of any provision or provisions, in this Assignment is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision or public policy, and if such court should declare such portion, provision or provisions of this Assignment to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent both of Assignor and Assignee that such  portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid

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11. and enforceable, that the remainder of this Assignment shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein and that the rights, obligations and interests of Assignor and Assignee under the remainder of this Assignment shall continue in full force and effect.

IN WITNESS WHEREOF, Assignor has delivered this Assignment as of the date first written above.

ASSIGNOR:

DYADIC INTERNATIONAL (USA), INC.,
a Florida corporation

By:           /s/Vito G. Pontrelli
Name:      Vito G. Pontrelli
Its:            Interim CFO

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EXHIBIT A

Schedule of Trademarks

Mark	Reg./App. No.	Goods/Services
ALTERNAFUEL	3,427,852	Enzyme preparations for use in ethanol production in International Class 1
DYADIC	1,170,499	Rendering technical advice and assistance in the nature of marketing and advertising service and the promotion of products for its clients in International Class 35
DYADIC	1,501,832	Pumice stone for treating fabric, such as denim, in the manufacturing process in International Class 3
DYADIC	2,391,903	Full line of enzyme preparations, minerals and biochemicals for use in the textile industry, and for scientific and research use in International Class 1
FIBREZYME	3,515,775	Enzymes for use in the manufacture of pulp and paper in International Class 1
GRAINGAIN	3,457,736	Animal feed additives for nonnutritional purposes for use as ingredient or filler in International Class 31
INSIDE	76/668580	Development of new technology for others in the field of biotechnology in International Class 42
ROCKSOFT	3,516,400	Enzyme preparations for use in the textile industry

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EXHIBIT B

Form of Blank Assignment

[See Attached]

C:\Documents and Settings\vpontrelli\Local Settings\Temporary Internet Files\OLK3\Exhibit 10 6 (TM).DOCA

ASSIGNMENT OF TRADEMARKS

This ASSIGNMENT OF TRADEMARKS is effective as of __ day of _____________, 20____ (“Effective Date”) and is entered into by and between DYADIC INTERNATIONAL (USA), INC., a Florida corporation (the "Assignee") and MARK A. EMALFARB TRUST under agreement dated October 1, 1987, AS AMENDED, FRANCISCO TRUST, under trust agreement dated February 28, 1998 and MARK A. EMALFARB, individually (the "Assignor").

Whereas, Assignor represents that it is the owner of all right, title and interest in and to the marks listed on the list attached hereto as the Exhibit 1 (hereinafter referred to as (the "Dyadic Marks").

Whereas, the Assignor wishes to convey to Assignee all of its right, title and interest in and to the mark together with any goodwill of the Assignor related to the Dyadic Marks; and

Whereas, the Assignee desires to acquire all right, title and interest in and to the Dyadic Marks; and

Assignor, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby sell, assign, transfer, convey and set over to Assignee and Assignee's heirs, successors, designees and assigns, as of the Effective Date, for the Assignee’s use and benefit, all right, title and interest that Assignor may have in and to the Dyadic Marks, including names and designs used together or separately, together with goodwill symbolized by said Dyadic Marks, and also the entire right, title and interest in all benefits, claims, demands and rights or recovery for past, present and future infringement, if any, of said Dyadic Marks.  Assignor represents that it is the sole and exclusive owner of the Dyadic Marks and that no part of any mark has heretofore been pledged, conveyed, licensed, or encumbered in any way.  Assignor further agrees to execute and deliver, at the request of Assignee, all paper, instruments, and assignments, and to perform any other acts Assignee may require in order to vest all rights, title and interest in and to the Dyadic Marks in Assignee and/or to provide evidence to support any of the foregoing in the event such evidence is deemed necessary by Assignee at Assignee’s expense, but without additional consideration being paid by Assignee to Assignor, to the extent such evidence is in the possession or control of Assignor.

For the Assignor: Dyadic International (USA), Inc. By: _________________________________ Printed Name: _________________________ Title: ________________________________

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EXHIBIT 1

Mark	Reg./App. No.	Goods/Services
ALTERNAFUEL	3,427,852	Enzyme preparations for use in ethanol production in International Class 1
DYADIC	1,170,499	Rendering technical advice and assistance in the nature of marketing and advertising service and the promotion of products for its clients in International Class 35
DYADIC	1,501,832	Pumice stone for treating fabric, such as denim, in the manufacturing process in International Class 3
DYADIC	2,391,903	Full line of enzyme preparations, minerals and biochemicals for use in the textile industry, and for scientific and research use in International Class 1
FIBREZYME	3,515,775	Enzymes for use in the manufacture of pulp and paper in International Class 1
GRAINGAIN	3,457,736	Animal feed additives for nonnutritional purposes for use as ingredient or filler in International Class 31
INSIDE	76/668580	Development of new technology for others in the field of biotechnology in International Class 42
ROCKSOFT	3,516,400	Enzyme preparations for use in the textile industry

C:\Documents and Settings\vpontrelli\Local Settings\Temporary Internet Files\OLK3\Exhibit 10 6 (TM).DOCA